SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [   ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-12

HEWLETT-PACKARD COMPANY

(Name of Registrant as Specified In Its Charter)

WALTER B. HEWLETT, EDWIN E. VAN BRONKHORST AND THE WILLIAM R. HEWLETT REVOCABLE TRUST

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

[Explanatory Note: Since the Filing Persons filed their definitive proxy statement on February 5, 2002 (the “Proxy Statement”), certain individuals have become involved in Filing Persons’ solicitation and these individuals may assist the Filing Persons in the solicitation of proxies. Accordingly, we hereby supplement page A-4 of the Proxy Statement so that it reads in its entirety as follows.]

OTHER PERSONS WHO MAY ASSIST IN THE SOLICITATION OF PROXIES

     In connection with the engagement of FFL as a financial advisor, certain FFL personnel may communicate in person, by telephone or otherwise with certain institutions, brokers or other persons who are stockholders for the purpose of assisting in the solicitation of proxies against the proposed merger. As of March 11, 2002, the following employees or principals of FFL, who may assist in the solicitation of proxies, had the interests in the proposed merger, by security holdings or otherwise, set forth opposite his name.

Name	Position	Interest in the Proposed Merger

Tully M. Friedman	Chairman and Chief Executive Officer	None
Spencer C. Fleischer	Vice Chairman	None
Christopher A. Masto	Managing Director	None
Scott Tierney	Vice President	None
Caleb S. Everett	Vice President	None
Eric Hopp	Associate	None
Vikram Desai	Associate	None

     FFL does not own any shares of HP common stock. FFL does not admit that it or any of its principals, directors, officers, employees, affiliates or controlling persons, if any, is a “participant,” as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, in the solicitation of proxies or that Schedule 14A requires the disclosure of certain information regarding it or them. FFL’s principal business address is One Maritime Plaza, Suite 1000, San Francisco, California 94111.

     Certain personnel of The Parthenon Group (“Parthenon”) may communicate in person, by telephone or otherwise with certain institutions, brokers or other persons who are stockholders for the purpose of assisting in the solicitation of proxies against the proposed merger. As of March 11, 2002, the following employees or principals of Parthenon, who may assist in the solicitation of proxies, had the interests in the proposed merger, by security holdings or otherwise, set forth opposite his name.

Name	Position	Interest in the Proposed Merger

William F. Achtmeyer	Chairman and Managing Partner	None
John S. Coughlin	Partner	None
Gary M. Cohen	Principal	None
Scott Gill	Principal	None

     Parthenon does not own any shares of HP common stock. Parthenon does not admit that it or any of its partners, principals, directors, officers, employees, affiliates or controlling persons, if any, is a “participant,” as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, in the solicitation of proxies or that Schedule 14A requires the disclosure of certain information regarding it or them. Parthenon’s principal business address is 200 State Street, Boston, MA 02109.

     In addition, James C. Gaither, may communicate in person, by telephone or otherwise with certain institutions, brokers or other persons who are stockholders for the purpose of assisting in the solicitation of proxies against the proposed merger. Mr. Gaither has no interest in the proposed merger, by security holdings or otherwise, other than through the 440 shares of HP common stock that he beneficially owns and his position as a member of the board of directors of the Hewlett Foundation. Mr. Gaither does not admit that he is a “participant,” as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, in the solicitation of proxies or that Schedule 14A requires the disclosure of certain information regarding him. Mr. Gaither’s principal place of business is Sutter Hill Ventures, 755 Page Mill Road, Suite A-200, Palo Alto, CA 94304.